UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2014
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 23, 2014, the Board of Directors of Crailar Technologies Inc. (the "Company") accepted the consent to act as director of the Company of Klaus Flock. Mr. Flock is an 18-year veteran with adidas Group AG, where he has held numerous executive level positions for the company throughout Europe, Asia and North America. Upon returning from Indonesia in 2006, where he was Managing Director of adidas Indonesia, he was appointed CFO of TaylorMade-adidas Golf until late 2011. Since that time, he has held the position of CFO for adidas Group America, based in Portland, Oregon. Mr. Flock is a graduate of the Universität Stuttgart with a Diplom-Kfm in accounting and finance.

As a consequence of the appointment of Mr. Flock, the Board of Directors and Executive Officers of the Company are now comprised of the following:
Name	Position
Kenneth Barker	Chief Executive Officer and a Director
Jason Finnis	President, Chief Innovation Officer and a Director
Theodore Sanders	Chief Financial Officer and Treasurer
Guy Prevost	Corporate Controller and Compliance Officer
Jay Nalbach	Chief Marketing Officer
Robert Edmunds	Director
Jeremy Jones	Director
Peter Moore	Director
Lesley Hayes	Director and Chairperson
Klaus Flock	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: June 25, 2014	By: /s/ Guy Prevost Guy Prevost Corporate Controller and Compliance Officer

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